Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS THIRD QUARTER 2009 ADJUSTED DILUTED EPS OF

$0.56, DOMESTIC UNIT GROWTH OF 4.9%

SILVER SPRING, MD. (November 5, 2009) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for third quarter 2009:

•

Adjusted diluted earnings per share (“EPS”) for third quarter 2009 were $0.56, compared to $0.57 for the same period of the prior year. Diluted EPS were $0.55 for third quarter 2009 compared to $0.57 for third quarter 2008. Adjusted diluted EPS for third quarter 2009 exclude certain special items, as described below, totaling $0.01.

•

Excluding special items, adjusted earnings before interest, taxes and depreciation (“EBITDA”) were $51.7 million for the three months ended September 30, 2009, compared to $64.4 million for the same period of 2008. Operating income for the three months ended September 30, 2009 was $48.1 million compared to $61.9 million for the same period of 2008.

•

Adjusted selling, general and administrative (“SG&A”) costs for the third quarter of 2009 totaled $23.0 million which represented an 8% decline from the same period of the prior year. Adjusted SG&A costs exclude special items totaling $1.5 million and $0.5 million for the three months ended September 30, 2009 and 2008, respectively.

•	Domestic unit and room growth increased 4.9 percent and 4.8 percent, respectively, from September 30, 2008.

•	Domestic system-wide revenue per available room (“RevPAR”) declined 15.9% for the third quarter of 2009 compared to the same period of 2008.

•	The effective royalty rate increased 4 basis points to 4.23% for the three months ended September 30, 2009 compared to 4.19% for the same period of the prior year.

•

Franchising revenues declined 16% from $89.0 million for the three months ended September 30, 2008 to $74.6 million for the same period of 2009. Total revenues for the three months ended September 30, 2009 declined 13% compared to the same period of 2008.

•

The company executed 79 new domestic hotel franchise contracts for the three months ended September 30, 2009, a decline of 51% compared to the 160 contracts executed in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 22% from September 30, 2008 to 744 hotels representing 59,121 rooms; the worldwide pipeline declined 20% from September 30, 2008 to 860 hotels representing 68,541 rooms.

•

Interest and other investment income for the three months ended September 30, 2009 improved by approximately $5.4 million from the same period of the prior year primarily due to the appreciation in the fair value of investments held in the Company’s non-qualified employee benefit plans during the current period compared to a decline in the fair value of these investments in the prior year.

“Our well-known diversified brands and our unrelenting focus on our owners’ property-level profitability and return on investment has fueled our continued unit and room growth in the face of a continued difficult economic and lodging industry environment,” said Stephen P. Joyce, president and chief executive officer. “Recently, we announced that we reached the 6,000 property milestone and we remain confident that the strength of brands will allow us to continue to attract hotels into our global distribution system.”

Special Items

During the three and nine months ended September 30, 2009, the company recorded employee termination benefits of approximately $1.5 million and $2.3 million, respectively. In addition, during the nine months ended September 30, 2009, the company recorded a $1.5 million charge related to the sublease of a portion of its office space. These special items represent diluted EPS of $0.01 and $0.03 for the three and nine months ended September 30, 2009, respectively.

During the three and nine months ended September 30, 2008, the company recorded employee termination benefits of approximately $0.5 million and $0.8 million, respectively. Furthermore, the company incurred $6.1 million of benefit costs during the nine months ended September 30, 2008 resulting from the acceleration of the company’s management succession plan. These special items represented diluted EPS of $0.07 for the nine months ended September 30, 2008.

Outlook for 2009

The uncertainty around the current economic environment and credit market conditions and their impact on travel patterns and hotel development activities makes it difficult to predict future results, particularly as they relate to underlying assumptions for RevPAR, new hotel franchise and relicensing sales and interest and investment income and expense.

The company’s fourth quarter 2009 adjusted diluted EPS is expected to be $0.40. The company expects full-year 2009 adjusted diluted EPS of $1.68. Adjusted EBITDA for full-year 2009 are expected to be approximately $164.5 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth of approximately 4.0% in 2009;

•	RevPAR is expected to decline approximately 12% for the fourth quarter of 2009 and decline between 13% and 14% for full-year 2009;

•	The effective royalty rate is expected to increase 5 basis points for full-year 2009;

•	All figures assume the existing share count and an effective tax rate of 36.3% and 36.0% for the fourth quarter and full-year 2009, respectively;

•	Adjusted diluted EPS for fourth quarter 2009 exclude approximately $0.01 diluted EPS related to employee termination benefits.

•

Adjusted EBITDA and adjusted diluted EPS for full year 2009 exclude $4.8 million ($3.0 million after tax and approximately $0.05 diluted EPS) of operating expenses related to employee termination benefits and a loss on the sublease of office space.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the nine months ended September 30, 2009 the company paid $33.3 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

During the three months ended September 30, 2009, the company purchased approximately 0.7 million shares of its common stock at an average price of $27.37 for a total cost of $20.5 million under the share repurchase program. During the nine months ended September 30, 2009, the company purchased approximately 2.1 million shares of its common stock at an average price of $26.90 for a total cost of $55.3 million and has authorization to purchase up to an additional 3.9 million shares under this program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 42.8 million shares of its common stock for a total cost of $1 billion through September 30, 2009. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 75.8 million shares under the share repurchase program at an average price of $13.26 per share.

Our Board has authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees to incent multi-unit franchise development in top markets. We expect to opportunistically deploy this capital over the next several years. Our annual investment in these programs is dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Impact of the Adoption of New Accounting Pronouncements on Earnings Per Share

In June 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position Emerging Issues Task Force No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 clarified that all share-based payment awards that contain rights to non-forfeitable dividends participate in undistributed earnings with common shareholders. Therefore, awards of this nature are considered participating securities and the two-class method of computing basic and diluted earnings per share must be applied rather than the treasury stock method. FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008. In addition, once effective, all prior period earnings per share data presented must be adjusted retrospectively to conform to the provisions of FSP EITF 03-6-1.

The Company’s outstanding unvested restricted stock awards contain rights to non-forfeitable dividends and as a result, the Company applied this guidance in the first quarter of 2009. The two-class method of calculating earnings per share is more dilutive to both basic and diluted shares outstanding than the previously utilized treasury stock method. In accordance with FSP EITF 03-6-1, the Company has retrospectively adjusted its basic and diluted shares outstanding for the three and nine months ended September 30, 2008 under the two-class method which resulted in a reduction of the Company’s basic and diluted earnings per share for the nine months ended September 30, 2008 from $1.31 to $1.30 and $1.30 to $1.29 per share, respectively. In addition, basic earnings per share for the three months ended September 30, 2008 has been revised from $0.58 to $0.57 per share.

Conference Call

Choice will conduct a conference call on Friday, November 6, 2009 at 10:00 a.m. EST to discuss the company’s third quarter results. The dial-in number to listen to the call is 1-800-510-0219, and the access code is 72342358. International callers should dial 1-617-614-3451 and enter the access code 72342358. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EST on November 6, 2009 through December 6, 2009 by calling 1-888-286-8010 and entering access code 56845732. The international dial-in number for the replay is 617-801-6888, access code 56845732. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,000 hotels, representing more than 485,000 rooms, in the United States and more than 35 other countries and territories. As of September 30, 2009, more than 700 hotels are under construction, awaiting conversion or approved for development in the United States, representing more than 59,000 rooms, and more than 100 hotels, representing approximately 9,400 rooms, are under construction, awaiting conversion or approved for development in more than 20 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2008, filed with the

Securities and Exchange Commission on March 2, 2009. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, adjusted SG&A, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the Company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The Company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the Company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the Company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the Company’s financial statements. In addition, the Company has the contractual authority to require that the franchisees in the system at any given point repay the Company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the Company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the Company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The Company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude employee termination benefits and a loss on the sublease of a portion of the Company’s office space for 2009 and the impact of the acceleration of the Company’s management succession plan and employee termination benefits for the periods ended September 30, 2008. The Company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2009 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2009	2008	$	%	2009	2008	$	%
(In thousands, except per share amounts)
REVENUES:
Royalty fees	$66,401	$76,595	$(10,194)	(13)%	$164,771	$188,151	$(23,380)	(12)%
Initial franchise and relicensing fees	2,957	7,012	(4,055)	(58)%	9,599	21,202	(11,603)	(55)%
Procurement services	3,922	3,836	86	2%	14,084	13,650	434	3%
Marketing and reservation	90,465	100,811	(10,346)	(10)%	227,803	254,573	(26,770)	(11)%
Hotel operations	934	1,353	(419)	(31)%	3,231	3,683	(452)	(12)%
Other	1,297	1,604	(307)	(19)%	3,989	5,927	(1,938)	(33)%

Total revenues	165,976	191,211	(25,235)	(13)%	423,477	487,186	(63,709)	(13)%

OPERATING EXPENSES:

Selling, general and administrative	24,517	25,579	(1,062)	(4)%	73,054	83,409	(10,355)	(12)%
Depreciation and amortization	2,105	2,038	67	3%	6,252	6,165	87	1%
Marketing and reservation	90,465	100,811	(10,346)	(10)%	227,803	254,573	(26,770)	(11)%
Hotel operations	764	914	(150)	(16)%	2,378	2,540	(162)	(6)%

Total operating expenses	117,851	129,342	(11,491)	(9)%	309,487	346,687	(37,200)	(11)%

Operating income	48,125	61,869	(13,744)	(22)%	113,990	140,499	(26,509)	(19)%

OTHER INCOME AND EXPENSES:
Interest expense	926	2,157	(1,231)	(57)%	3,731	8,687	(4,956)	(57)%
Interest and other investment (income) loss	(2,961)	2,402	(5,363)	(223)%	(5,302)	3,329	(8,631)	(259)%
Equity in net income of affiliates	(336)	(436)	100	(23)%	(779)	(938)	159	(17)%

Total other income and expenses, net	(2,371)	4,123	(6,494)	(158)%	(2,350)	11,078	(13,428)	(121)%

Income before income taxes	50,496	57,746	(7,250)	(13)%	116,340	129,421	(13,081)	(10)%
Income taxes	17,688	21,831	(4,143)	(19)%	41,721	47,921	(6,200)	(13)%

Net income	$32,808	$35,915	$(3,107)	(9)%	$74,619	$81,500	$(6,881)	(8)%

Weighted average shares outstanding-basic*	59,733	62,836			60,241	62,606

Weighted average shares outstanding-diluted*	59,818	63,390			60,412	63,253

Basic earnings per share*	$0.55	$0.57	$(0.02)	(4)%	$1.24	$1.30	$(0.06)	(5)%

Diluted earnings per share*	$0.55	$0.57	$(0.02)	(4)%	$1.24	$1.29	$(0.05)	(4)%

*	The Company’s weighted average shares outstanding for the three and nine months ended September 30, 2008 have been retrospectively adjusted due to the application of EITF Issue 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities” which became effective for the Company in 2009. The application of this guidance has resulted in the revision of basic and diluted earnings per share for the nine months ended September 30, 2008 from $1.31 to $1.30 and $1.30 to $1.29 per share, respectively. In addition, basic earnings per share for the three months ended September 30, 2008 has been revised from $0.58 to $0.57 per share.

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

Cash and cash equivalents	$63,645	$52,680
Accounts receivable, net	51,396	43,141
Deferred income taxes	8,223	8,223
Other current assets	12,549	16,172

Total current assets	135,813	120,216

Fixed assets and intangibles, net	134,293	138,867
Receivable — marketing and reservation fees	32,903	13,527
Investments, employee benefit plans, at fair value	19,865	25,360
Other assets	30,154	30,249

Total assets	$353,028	$328,219

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$72,675	$79,897
Deferred revenue	52,456	47,004
Deferred compensation & retirement plan obligations	2,190	6,960
Other current liabilities	21,910	1,206

Total current liabilities	149,231	135,067

Long-term debt	292,300	284,400
Deferred compensation & retirement plan obligations	35,654	33,462
Other liabilities	8,753	12,960

Total liabilities	485,938	465,889

Common stock, $0.01 par value	595	607
Additional paid-in-capital	86,156	90,141
Accumulated other comprehensive loss	(1,318)	(3,472)
Treasury stock, at cost	(870,085)	(835,186)
Retained earnings	651,742	610,240

Total shareholders’ deficit	(132,910)	(137,670)

Total liabilities and shareholders’ deficit	$353,028	$328,219

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$74,619	$81,500

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,252	6,165
Provision for bad debts	1,643	870
Non-cash stock compensation and other charges	8,796	9,989
Non-cash interest and other (income) loss	(4,953)	4,489
Dividends received from equity method investments	819	673
Equity in net income of affiliates	(779)	(938)

Changes in assets and liabilities:
Receivables	(9,409)	(8,646)
Receivable - marketing and reservation fees, net	(13,742)	(3,803)
Accounts payable	(2,061)	(16,061)
Accrued expenses	(5,754)	(5,416)
Income taxes payable/receivable	22,314	16,750
Deferred income taxes	—	782
Deferred revenue	5,349	1,292
Other assets	2,087	2,465
Other liabilities	(5,215)	2,280

NET CASH PROVIDED BY OPERATING ACTIVITIES	79,966	92,391

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(7,539)	(7,873)
Issuance of notes receivable	(1,731)	(6,411)
Collections of notes receivable	190	368
Purchases of investments, employee benefit plans	(3,239)	(6,908)
Proceeds from sales of investments, employee benefit plans	13,839	6,857
Other items, net	(447)	(965)

NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES	1,073	(14,932)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of long-term debt	—	(100,000)
Net borrowings pursuant to revolving credit facility	7,900	62,000
Purchase of treasury stock	(57,042)	(1,568)
Excess tax benefits from stock-based compensation	4,374	4,653
Dividends paid	(33,335)	(31,626)
Proceeds from exercise of stock options	6,744	6,085

NET CASH USED IN FINANCING ACTIVITIES	(71,359)	(60,456)

Net change in cash and cash equivalents	9,680	17,003
Effect of foreign exchange rate changes on cash and cash equivalents	1,285	(853)
Cash and cash equivalents at beginning of period	52,680	46,377

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$63,645	$62,527

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Nine Months Ended September 30, 2009*			For the Nine Months Ended September 30, 2008*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$77.48	54.7%	$42.36	$80.12	60.9%	$48.82	(3.3)%	(620) bps	(13.2)%
Comfort Suites	85.72	54.2%	46.50	89.95	62.5%	56.26	(4.7)%	(830) bps	(17.3)%
Sleep	70.16	52.5%	36.80	72.05	59.7%	43.02	(2.6)%	(720) bps	(14.5)%

Midscale without Food & Beverage	78.41	54.2%	42.53	81.18	61.1%	49.61	(3.4)%	(690) bps	(14.3)%

Quality	68.73	46.9%	32.20	72.08	53.0%	38.20	(4.6)%	(610) bps	(15.7)%
Clarion	77.95	43.0%	33.55	85.04	51.0%	43.37	(8.3)%	(800) bps	(22.6)%

Midscale with Food & Beverage	70.54	46.1%	32.48	74.87	52.6%	39.35	(5.8)%	(650) bps	(17.5)%

Econo Lodge	54.96	43.9%	24.15	55.65	47.3%	26.33	(1.2)%	(340) bps	(8.3)%
Rodeway	53.24	43.9%	23.35	55.51	48.7%	27.04	(4.1)%	(480) bps	(13.6)%

Economy	54.46	43.9%	23.92	55.61	47.7%	26.51	(2.1)%	(380) bps	(9.8)%

MainStay	71.68	58.1%	41.65	73.38	65.2%	47.86	(2.3)%	(710) bps	(13.0)%
Suburban	42.37	56.0%	23.72	42.57	64.3%	27.37	(0.5)%	(830) bps	(13.3)%

Extended Stay	50.76	56.6%	28.71	50.66	64.5%	32.70	0.2%	(790) bps	(12.2)%

Total	$71.59	50.1%	$35.85	$74.47	56.2%	$41.87	(3.9)%	(610) bps	(14.4)%

* Operating statistics represent hotel operations from December through August

	For the Three Months Ended September 30, 2009*			For the Three Months Ended September 30, 2008*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$81.35	62.7%	$51.04	$85.58	69.9%	$59.79	(4.9)%	(720) bps	(14.6)%
Comfort Suites	86.67	60.0%	52.02	92.58	68.7%	63.57	(6.4)%	(870) bps	(18.2)%
Sleep	72.14	57.9%	41.74	74.93	66.2%	49.63	(3.7)%	(830) bps	(15.9)%

Midscale without Food & Beverage	81.32	61.4%	49.89	85.65	69.1%	59.15	(5.1)%	(770) bps	(15.7)%

Quality	72.71	53.7%	39.02	77.04	61.2%	47.15	(5.6)%	(750) bps	(17.2)%
Clarion	81.07	47.8%	38.75	89.85	59.1%	53.06	(9.8)%	(1,130) bps	(27.0)%

Midscale with Food & Beverage	74.33	52.4%	38.97	79.74	60.7%	48.43	(6.8)%	(830) bps	(19.5)%

Econo Lodge	58.54	51.2%	29.94	60.26	55.7%	33.59	(2.9)%	(450) bps	(10.9)%
Rodeway	57.37	51.1%	29.30	61.31	56.0%	34.34	(6.4)%	(490) bps	(14.7)%

Economy	58.19	51.1%	29.75	60.54	55.8%	33.79	(3.9)%	(470) bps	(12.0)%

MainStay	73.01	63.6%	46.44	76.09	70.0%	53.28	(4.0)%	(640) bps	(12.8)%
Suburban	41.68	60.1%	25.06	43.27	65.8%	28.45	(3.7)%	(570) bps	(11.9)%

Extended Stay	50.88	61.1%	31.10	52.27	66.9%	34.95	(2.7)%	(580) bps	(11.0)%

Total	$74.77	56.9%	$42.56	$78.96	64.1%	$50.62	(5.3)%	(720) bps	(15.9)%

* Operating statistics represent hotel operations from June through August

	For the Quarter Ended		For the Nine Months Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008
System-wide effective royalty rate	4.23%	4.19%	4.25%	4.19%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	September 30, 2009		September 30, 2008		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,457	114,377	1,455	113,782	2	595	0.1%	0.5%
Comfort Suites	601	46,853	526	40,890	75	5,963	14.3%	14.6%
Sleep	389	28,459	359	26,478	30	1,981	8.4%	7.5%

Midscale without Food & Beverage	2,447	189,689	2,340	181,150	107	8,539	4.6%	4.7%

Quality	963	88,129	888	83,648	75	4,481	8.4%	5.4%
Clarion	167	24,063	173	23,031	(6)	1,032	(3.5)%	4.5%

Midscale with Food & Beverage	1,130	112,192	1,061	106,679	69	5,513	6.5%	5.2%

Econo Lodge	795	49,504	824	51,490	(29)	(1,986)	(3.5)%	(3.9)%
Rodeway	374	21,834	336	19,904	38	1,930	11.3%	9.7%

Economy	1,169	71,338	1,160	71,394	9	(56)	0.8%	(0.1)%

MainStay	37	2,866	34	2,605	3	261	8.8%	10.0%
Suburban	63	7,531	58	7,054	5	477	8.6%	6.8%

Extended Stay	100	10,397	92	9,659	8	738	8.7%	7.6%

Ascend Collection	26	1,941	—	—	26	1,941	NM	NM
Cambria Suites	18	2,073	8	857	10	1,216	125.0%	141.9%

Domestic Franchises	4,890	387,630	4,661	369,739	229	17,891	4.9%	4.8%

International Franchises	1,116	99,582	1,110	98,628	6	954	0.5%	1.0%

Total Franchises	6,006	487,212	5,771	468,367	235	18,845	4.1%	4.0%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Nine Months Ended September 30, 2009			For the Nine Months Ended September 30, 2008			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	4	22	26	33	41	74	(88)%	(46)%	(65)%
Comfort Suites	9	1	10	65	3	68	(86)%	(67)%	(85)%
Sleep	11	2	13	47	3	50	(77)%	(33)%	(74)%

Midscale without Food & Beverage	24	25	49	145	47	192	(83)%	(47)%	(74)%

Quality	3	87	90	4	108	112	(25)%	(19)%	(20)%
Clarion	1	23	24	6	28	34	(83)%	(18)%	(29)%

Midscale with Food & Beverage	4	110	114	10	136	146	(60)%	(19)%	(22)%

Econo Lodge	—	45	45	3	55	58	(100)%	(18)%	(22)%
Rodeway	1	36	37	2	65	67	(50)%	(45)%	(45)%

Economy	1	81	82	5	120	125	(80)%	(33)%	(34)%

MainStay	1	1	2	7	—	7	(86)%	NM	(71)%
Suburban	2	—	2	8	—	8	(75)%	NM	(75)%

Extended Stay	3	1	4	15	—	15	(80)%	NM	(73)%

Ascend Collection	1	5	6	—	1	1	NM	400%	500%
Cambria Suites	2	—	2	12	—	12	(83)%	NM	(83)%

Total Domestic System	35	222	257	187	304	491	(81)%	(27)%	(48)%

	For the Three Months Ended September 30, 2009			For the Three Months Ended September 30, 2008			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	3	7	10	11	14	25	(73)%	(50)%	(60)%
Comfort Suites	3	—	3	23	—	23	(87)%	NM	(87)%
Sleep	4	—	4	15	1	16	(73)%	(100)%	(75)%

Midscale without Food & Beverage	10	7	17	49	15	64	(80)%	(53)%	(73)%

Quality	1	23	24	2	33	35	(50)%	(30)%	(31)%
Clarion	1	9	10	1	7	8	0%	29%	25%

Midscale with Food & Beverage	2	32	34	3	40	43	(33)%	(20)%	(21)%

Econo Lodge	—	16	16	2	16	18	(100)%	0%	(11)%
Rodeway	—	8	8	—	17	17	NM	(53)%	(53)%

Economy	—	24	24	2	33	35	(100)%	(27)%	(31)%

MainStay	—	—	—	6	—	6	(100)%	NM	(100)%
Suburban	—	—	—	4	—	4	(100)%	NM	(100)%

Extended Stay	—	—	—	10	—	10	(100)%	NM	(100)%

Ascend Collection	1	3	4	—	1	1	NM	200%	300%
Cambria Suites	—	—	—	7	—	7	(100)%	NM	(100)%

Total Domestic System	13	66	79	71	89	160	(82)%	(26)%	(51)%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	September 30, 2009			September 30, 2008
	Units			Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	37	97	134	44	123	167	(7)	(16)%	(26)	(21)%	(33)	(20)%
Comfort Suites	—	194	194	2	281	283	(2)	(100)%	(87)	(31)%	(89)	(31)%
Sleep Inn	1	129	130	1	148	149	—	0%	(19)	(13)%	(19)	(13)%

Midscale without Food & Beverage	38	420	458	47	552	599	(9)	(19)%	(132)	(24)%	(141)	(24)%

Quality	49	16	65	77	16	93	(28)	(36)%	—	0%	(28)	(30)%
Clarion	23	6	29	30	10	40	(7)	(23)%	(4)	(40)%	(11)	(28)%

Midscale with Food & Beverage	72	22	94	107	26	133	(35)	(33)%	(4)	(15)%	(39)	(29)%

Econo Lodge	40	4	44	33	5	38	7	21%	(1)	(20)%	6	16%
Rodeway	35	2	37	43	1	44	(8)	(19)%	1	100%	(7)	(16)%

Economy	75	6	81	76	6	82	(1)	(1)%	—	0%	(1)	(1)%

MainStay	—	34	34	—	38	38	—	NM	(4)	(11)%	(4)	(11)%
Suburban	—	31	31	1	39	40	(1)	(100)%	(8)	(21)%	(9)	(23)%

Extended Stay	—	65	65	1	77	78	(1)	(100)%	(12)	(16)%	(13)	(17)%

Ascend Collection	1	2	3	—	—	—	1	NM	2	NM	3	NM
Cambria Suites	—	43	43	—	63	63	—	NM	(20)	(32)%	(20)	(32)%

	186	558	744	231	724	955	(45)	(19)%	(166)	(23)%	(211)	(22)%

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Franchising Revenues:

Total Revenues	$165,976	$191,211	$423,477	$487,186
Adjustments:
Marketing and reservation revenues	(90,465)	(100,811)	(227,803)	(254,573)
Hotel operations	(934)	(1,353)	(3,231)	(3,683)

Franchising Revenues	$74,577	$89,047	$192,443	$228,930

Franchising Margins:

Operating Margin:
Total Revenues	$165,976	$191,211	$423,477	$487,186
Operating Income	$48,125	$61,869	$113,990	$140,499

Operating Margin	29.0%	32.4%	26.9%	28.8%

Adjusted Franchising Margin:

Franchising Revenues	$74,577	$89,047	$192,443	$228,930

Operating Income	$48,125	$61,869	$113,990	$140,499
Acceleration of management succession plan benefits	—	—	—	6,069
Employee termination benefits	1,496	461	2,270	842
Loss on sublease of office space	—	—	1,503	—
Hotel operations	(170)	(439)	(853)	(1,143)

	$49,451	$61,891	$116,910	$146,267

Adjusted Franchising Margins	66.3%	69.5%	60.8%	63.9%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Selling, general and administrative costs	$24,517	$25,579	$73,054	$83,409
Acceleration of management succession plan benefits	—	—	—	(6,069)
Employee termination benefits	(1,496)	(461)	(2,270)	(842)
Loss on sublease of office space	—	—	(1,503)	—

Adjusted Selling, General and Administrative Costs	$23,021	$25,118	$69,281	$76,498

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net Income	$32,808	$35,915	$74,619	$81,500
Adjustments:
Acceleration of management succession plan benefits	—	—	—	3,799
Employee termination benefits	936	289	1,421	527
Loss on sublease of office space	—	—	941	—

Adjusted Net Income	$33,744	$36,204	$76,981	$85,826

Weighted average shares outstanding-diluted	59,818	63,390	60,412	63,253

Diluted Earnings Per Share	$0.55	$0.57	$1.24	$1.29
Adjustments:
Acceleration of management succession plan	—	—	—	0.06
Employee termination benefits	0.01	—	0.02	0.01
Loss on sublease of office space	—	—	0.01	—

Adjusted Diluted Earnings Per Share (EPS)	$0.56	$0.57	$1.27	$1.36

Adjusted EBITDA Reconciliation

(in millions)
	Q3 2009 Actuals	Q3 2008 Actuals	Nine Months Ended September 30, 2009 Actuals	Nine Months Ended September 30, 2008 Actuals	Full-Year 2009 Outlook
Operating Income (per GAAP)	$48.1	$61.9	$114.0	$140.5	$151.4
Acceleration of management succession plan	—	—	—	6.1	—
Employee termination benefits	1.5	0.5	2.3	0.8	3.3
Loss on sublease of office space	—	—	1.5	—	1.5
Depreciation and amortization	2.1	2.0	6.3	6.2	8.3

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$51.7	$64.4	$124.1	$153.6	$164.5